As filed with the Securities and Exchange Commission on May 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1574798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

145 E. Snow King Ave PO Box 1045 Jackson, WY	83001
(Address of Principal Executive Offices)	(Zip Code)

BRAND ENGAGEMENT NETWORK INC. 2024 LONG-TERM INCENTIVE PLAN

STOCK OPTIONS ASSUMED BY BRAND ENGAGEMENT NETWORK INC. ORIGINALLY GRANTED

UNDER THE BRAND ENGAGEMENT NETWORK INC. 2021 EQUITY INCENTIVE PLAN

(Full title of the plans)

Michael Zacharski

145 E. Snow King Ave

PO Box 1045

Jackson, WY 83001

Telephone: (307) 699-9371

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew L. Fry, Esq.

Haynes and Boone, LLP

2801 N. Harwood St.

Suite 2300

Dallas, TX 75201

(214) 651-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Brand Engagement Network Inc., a Delaware corporation (the “Company” or “BEN”), relating to (i) 4,608,343 shares of its Common Stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to awards to be made under the Brand Engagement Network Inc. 2024 Long-Term Incentive Plan (the “2024 Plan”) and (ii) the issuance of up to 2,342,609 shares of its Common Stock that may be issued upon exercise of certain options (the “Options”) assumed by the Company in connection with the Business Combination (as defined below) that were originally issued by Brand Engagement Network Inc., a Wyoming corporation (“Legacy BEN”) pursuant to the Brand Engagement Network Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffering and resale of shares of Common Stock that may be deemed to be “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder that are issuable to certain of our executive officers and directors, as applicable, being the selling stockholders identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents (i) shares of Common Stock issuable upon the settlement of restricted stock units (“RSUs”) to be issued to certain officers and directors of the Company upon the effectiveness of this Registration Statement on Form S-8 and (ii) shares of Common Stock issuable to officers and directors upon the exercise of the Options and does not necessarily represent a present intention to sell any or all such shares of Common Stock. The number of shares of Common Stock to be offered or resold by means of the Reoffer Prospectus by the selling stockholders, and any other person with whom any of them is acting in concert for the purpose of selling shares of Common Stock, may not exceed during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to plan participants as required by Rule 428(b)(1).

REOFFER PROSPECTUS

BRAND ENGAGEMENT NETWORK INC.

6,950,952 Shares of Common Stock

Offered by Selling Stockholders

This reoffer prospectus (the “Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to (i) 4,608,343 shares of its Common Stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to awards to be made under the Brand Engagement Network Inc. 2024 Long-Term Incentive Plan (the “2024 Plan”) and (ii) the issuance of up to 2,342,609 shares of its Common Stock that may be issued upon exercise of certain options (the “Options”) assumed by the Company in connection with the Business Combination (as defined below) that were originally issued by Brand Engagement Network Inc., a Wyoming corporation (“Legacy BEN”), pursuant to the Brand Engagement Network Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”). We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus.

We will receive all of the proceeds from the exercise of the Options to the extent they are exercised for cash. However, we will not receive any proceeds from the sale of the shares of Common Stock issuable upon the exercise of the Options or the shares of Common Stock that may be issuable upon exercise of the Options. We have broad discretion over the use of any proceeds from the exercise of the Options, which we anticipate will be used for general corporate purposes.

Upon the settlement of the RSUs and the exercise of the Options relating to the shares of Common Stock covered by this Reoffer Prospectus pursuant to the terms of the relevant award agreements, and subject to the expiration of the lock-up provisions described in this Reoffer Prospectus, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus in a number of different ways and at varying prices, including through underwriters or dealers which the Selling Stockholders may select, directly to purchasers (or a single purchaser), or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of a sale, prices related to the prevailing market prices, varying prices determined at the time of sale or at negotiated prices. The Selling Stockholders may sell any, all, or none of the shares and we do not know when or in what amounts the Selling Stockholders may sell their shares under this Reoffer Prospectus. The prices at which any of the shares may be sold, and the commissions, if any, paid in connection with any such sales, are unknown and may vary from transaction to transaction. We provide more information about how the Selling Stockholders may sell their shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Certain of the Selling Stockholders may be “affiliates” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). Certain Shares of Common Stock covered by this Reoffer Prospectus may be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the number of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he, she or they are acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our Common Stock currently trades on the Nasdaq Capital Market (“Nasdaq”) under the symbol “BNAI”, and our public warrants representing the right to acquire one share of Common Stock for $11.50 trade on Nasdaq under the symbol “BNAIW”.

We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this Reoffer Prospectus and under similar headings in the documents that are incorporated by reference into this Reoffer Prospectus, as well as “Cautionary Note Regarding Forward-Looking Statements” on page 2 of this Reoffer Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is May 13, 2024.

You should rely only on the information contained or incorporated by reference in this Reoffer Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this Reoffer Prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Reoffer Prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this Reoffer Prospectus, the terms “the Company,” “we,” “our” and “us” refer to Brand Engagement Network Inc., a Delaware corporation, and its subsidiaries, unless otherwise specified.

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ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the securities offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with Commission rules and regulations. For further information with respect to the Company and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this Reoffer Prospectus, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements.

We will file annual, quarterly and current reports, proxy statements and other documents with the Commission under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.

We will also make these documents available on our website at https://beninc.ai/. Our website and the information contained or connected to our website is not incorporated by reference in this Reoffer Prospectus, and you should not consider it part of this Reoffer Prospectus. Our principal executive office is located 145 E. Snow King Ave, PO Box 1045, Jackson, Wyoming 83001, and can be reached by telephone at (307) 699-9371.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission rules permit us to incorporate by reference information in this Reoffer Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Reoffer Prospectus, except for information superseded by information contained in this Reoffer Prospectus itself or in any subsequently filed incorporated document. This Reoffer Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about the Company and its business and financial condition.

(1)	The prospectus dated April 25, 2024, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, originally filed with the Commission on April 12, 2024, as amended.

(2)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 1, 2024;

(3)	The Company’s Current Reports on Form 8-K filed on April 18, 2024 and April 26, 2024; and

(4)	The description of the Company’s securities, which is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 1, 2024, including any amendments or supplements thereto.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Reoffer Prospectus and prior to the completion of this offering shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents, except as to any portion of the respective filing that are furnished, rather than filed, under Items 2.02 or 7.01 or of Current Reports on Form 8-K (including exhibits related thereto).

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Reoffer Prospectus shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Reoffer Prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this Reoffer Prospectus. Prospective investors may obtain documents incorporated by reference in this Reoffer Prospectus by requesting them in writing or by telephone from us at our executive offices at:

145 E. Snow King Ave PO Box 1045

Jackson, Wyoming 83001

Telephone: (307) 699-9371

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” or “will,” or, in each case, their negative or other variations or comparable terminology.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties (some of which are beyond our control) or other factors:

●	the failure to realize the anticipated benefits of the Business Combination (defined below);

●	our ability to maintain the listing of our securities on Nasdaq;

●	the attraction and retention of qualified directors, officers, employees and key personnel;

●	our need for additional capital and whether additional financing will be available on favorable terms, or at all;

●	the lack of a market for our Common Stock and public warrants representing the right to acquire one share of Common Stock for $11.50 (“Public Warrants”) and the volatility of the market price and trading price for our Common Stock and Public Warrants;

●	our limited operating history;

●	the length of our sales cycle and the time and expense associated with it;

●	our ability to grow our customer base;

●	the dependency upon third-party service providers for certain technologies;

●	competition from other companies offering artificial intelligence products that have greater resources, technology, relationships and/or expertise;

●	our ability to compete effectively in a highly competitive market;

●	our ability to protect and enhance our corporate reputation and brand;

●	our ability to hire, retain, train and motivate qualified personnel and senior management and our ability to deploy our personnel and resources to meet customer demand;

●	our ability to grow through acquisitions and successfully integrate any such acquisitions;

●	the impact from future regulatory, judicial, and legislative changes in our industry;

●	increases in costs, disruption of supply or shortage of materials, which could harm our business;

●	our ability to successfully maintain, protect, enforce and grow our intellectual property rights;

●	our future financial performance, including the ability of future revenues to meet projected annual bookings;

●	our ability to forecast and maintain an adequate rate of revenue growth and appropriately plan our expenses;

●	our ability to generate sufficient revenue from each of our revenue streams; or

●	the other risks and uncertainties discussed in “Risk Factors” and elsewhere in this Reoffer Prospectus.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus, which is incorporated by reference herein. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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REOFFER PROSPECTUS SUMMARY

This Reoffer Prospectus is part of a registration statement that we filed with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares of Common Stock being offered. This summary is not complete and does not contain all the information you should consider in making your investment decision. This summary is qualified in its entirely by the more detailed information included in this Reoffer Prospectus, including the documents incorporated by reference herein. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the registration statement, of which this Reoffer Prospectus forms a part, includes additional information not contained in this Reoffer Prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission’s website as described above under the heading “Incorporation of Certain Information by Reference” if necessary.

As used in this Reoffer Prospectus, unless the context otherwise requires or indicates, references to “the Company,” “we,” “our,” and “us,” refer to Brand Engagement Network Inc. and its subsidiaries.

Background

On March 14, 2024, Brand Engagement Network Inc., a Delaware corporation (the “Company” or “BEN”) f/k/a DHC Acquisition Corp (“DHC”), consummated the previously announced business combination (the “Business Combination”) pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated as of September 7, 2023 (the “Business Combination Agreement”), by and among the Company, BEN Merger Subsidiary Corp., a Delaware corporation, Legacy BEN and DHC Sponsor, LLC., a Delaware limited liability company, following approval thereof at a special meeting of the Company’s stockholders held on March 5, 2024. Pursuant to the terms of the Business Combination Agreement, on March 13, 2024, the Company migrated to and domesticated as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended, and the Companies Act (As Revised) of the Cayman Islands (the “Domestication”) and changed its name to Brand Engagement Network Inc.

Company Overview

The Company is an emerging provider of conversational AI assistants, with the purpose of transforming engagement and analytics for businesses through its security-focused, multimodal communication and human-like assistants. The Company’s AI assistants are built on proprietary natural language processing, anomaly detection, multisensory awareness, sentiment and environmental analysis, as well as real-time individuation and personalization capabilities. The Company believes these powerful tools will empower businesses to elevate customer experiences, optimize cost management and supercharge operational efficiency. The Company’s platform is designed to configure, train and operate AI assistants that engage with professionals and consumers through multiple channels, boosting customer experience and providing instant personalized assistance for consumers in the automotive and healthcare markets.

Corporate Information

The Company’s principal executive offices are located at 145 E. Snow King Ave PO Box 1045, Jackson, Wyoming 83001, and its phone number is (307) 699-9371. The Company’s website is https://beninc.ai/. Information found on or accessible though out website is not incorporated by reference into this Reoffer Prospectus and should not be considered part of this Reoffer Prospectus.

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The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to (i) 4,608,343 shares of its Common Stock issuable pursuant to awards to be made under the 2024 Plan and (ii) the issuance of up to 2,342,609 shares of its Common Stock that may be issued upon exercise the Options assumed by the Company in connection with the Business Combination that were originally issued by Legacy BEN, pursuant to the 2021 Equity Incentive Plan. Upon the settlement of the RSUs and the exercise of the Options relating to the shares of Common Stock covered by this Reoffer Prospectus pursuant to the terms of the relevant award agreements, and subject to the expiration of the lock-up provisions described in this Reoffer Prospectus, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus in a number of different ways and at varying prices, including through underwriters or dealers which the Selling Stockholders may select, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will not receive any proceeds from the sale of shares by the Selling Stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by them.

Lock-Up Agreement

On September 7, 2023, DHC and certain stockholders of BEN entered into a lock-up agreement (the “Lock-Up Agreement”) pursuant to which such stockholders agreed not to, subject to the occurrence of the closing of the Business Combination, (a) sell or otherwise dispose of, or agree to sell or dispose of, directly or indirectly, certain shares of DHC Class A Shares, par value $0.0001 (“DHC Common Shares”), held by such persons immediately after the closing of the Business Combination or any shares of DHC Common Shares issuable upon the exercise of options, warrants or other convertible securities to purchase shares of Common Stock held by such persons immediately after the closing of the Business Combination (collectively, “Lock-Up Shares”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Lock-Up Shares, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) until the earlier of (i) the twelve (12) month anniversary of the Closing Date (as defined in the Business Combination Agreement), (ii) the date on which the last reported sale price of shares of Common Stock equals or exceeds $18.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing ninety (90) days after the Closing Date, or (iii) the date specified in a written waiver pursuant to the terms of the Lock-Up Agreement.

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RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Investors should carefully consider the risks we have described under “Risk Factors” in the prospectus filed by the Company relating to the Registration Statement on Form S-1, as amended (Registration No. 333-278673), originally filed with the Commission on April 12, 2024 (the “Registration Statement”), together with all the other information appearing in or incorporated by reference into this Reoffer Prospectus, before deciding to invest in our Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholders.

We will receive all of the proceeds from the exercise of the Options to the extent they are exercised for cash. However, we will not receive any proceeds from the sale of the shares of Common Stock issuable upon the exercise of the Options or the shares of Common Stock that may be issuable upon exercise of the Options. We have broad discretion over the use of any proceeds from the exercise of the Options, which we anticipate will be used for general corporate purposes.

DESCRIPTION OF SECURITIES

For a description of our securities, see the information set forth under the heading “Description of Securities” in our Registration Statement.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders. We will receive all of the proceeds from the exercise of the Options to the extent they are exercised for cash. However, we will not receive any proceeds from the sale of the shares of Common Stock issuable upon the exercise of the Options or the shares of Common Stock that may be issuable upon exercise of the Options. We have broad discretion over the use of any proceeds from the exercise of the Options, which we anticipate will be used for general corporate purposes.

The table below sets forth, as of May 13, 2024 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus and their position, office or other material relationship with us; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o Brand Engagement Network Inc., 145 E. Snow King Ave PO Box 1045, Jackson, Wyoming 83001.

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The table below has been prepared based upon the information furnished to us by the Selling Stockholders as of the Determination Date, and we have not independently verified this information. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

	Common Stock
Selling Stockholder	Shares Beneficially Owned Prior to this Offering(1)		Shares Offered for Resale in this Offering(2)	Shares Beneficially Owned After this Offering(3)	Percentage Beneficially Owned After Resale (1)(4)
Christopher Gaertner	7,349,835	(5)	10,000	7,339,835	22.0%
Jon Leibowitz	51,500	(6)	11,500	40,000	*
Janine Grasso	11,500	(7)	11,500	–	–
Bernard Puckett	46,961	(8)	46,961	–	–
Thomas Morgan Jr.	10,000	(9)	10,000	–	–
Michael Zacharski	1,350,500	(10)(11)	1,350,500	–	–
Bill Williams	270,100	(10)	270,100	–	–
Ruy Carrasco	94,535	(10)(12)	67,525	27,010	*
Paul Chang	901,952	(13)	901,952	370,037	1.1%

*	Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except where we had knowledge of such ownership, the number presented in this column may not include shares held in street name or through other entities over which the Selling Stockholder has voting and dispositive power.

(2) The number of shares of Common Stock reflects all shares of Common Stock issuable to a person pursuant to applicable issuances or grants previously made irrespective of whether such grants are exercisable, vested or convertible as of the Determination Date or will become exercisable, vested or convertible within 60 days after the Determination Date.

(3) Assumes all of the shares of Common Stock being offered are sold in the offering unless stated otherwise below, that shares of Class A Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this Reoffer Prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the restricted stock units relating to the shares being offered.

(4) Percentages are based on 33,321,955 shares of Common Stock issued and outstanding as of the Determination Date, which is prior to the closing of the Business Combination and does not include shares of Common Stock to be issued in connection therewith. The percentages do not reflect the impact of any redemptions made in connection with the Closing. As such, these percentages may change materially between the date of this filing and the consummation of the Business Combination.

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(5) Represents 10,000 shares of Common Stock issuable to Christopher Gaertner upon settlement of outstanding restricted stock units granted to Mr. Gaertner in recognition of his service on the Company’s Board of Directors (“Board”) for 2024. Also includes, 7,339,835 securities are held in the name of the Sponsor. The Sponsor is controlled by Christopher Gaertner. The business address of Sponsor is 535 Silicon Drive, Suite 100, Southlake, TX 76092. Mr. Gaertner is a director of the Company.

(6) Represents 11,500 shares of Common Stock issuable to Jon Leibowitz upon settlement of outstanding restricted stock units granted to Mr. Leibowitz in recognition of his service on the Company’s Board for 2024. Also includes, 20,000 shares of Common Stock obtained in connection with a subscription agreement to purchase shares of Common and 20,000 shares of Common Stock transferred from the Sponsor as additional consideration for the purchase of the Company’s Common Stock. Mr. Leibowitz is a director of the Company.

(7) Represents 11,500 shares of Common Stock issuable to Janine Grasso upon settlement of outstanding restricted stock units granted to Ms. Grasso in recognition of her service on the Company’s Board for 2024. Ms. Grasso is a director of the Company.

(8) Represents 11,500 shares of Common Stock issuable to Bernard Puckett upon settlement of outstanding restricted stock units granted to Mr. Puckett in recognition of his service on the Company’s Board for 2024. Mr. Puckett is a director of the Company. Also includes, 35,461 shares of restricted stock granted to Mr. Puckett as a success fee in connection with that certain Advisory Agreement, dated April 17, 2023, as amended by that First Amendment to the Advisory Agreement, dated March 14, 2024.

(9) Represents 10,000 shares of Common Stock issuable to Thomas Morgan Jr. upon settlement of outstanding restricted stock units granted to Mr. Morgan in recognition of his service on the Company’s Board for 2024. Mr. Morgan is a director of the Company.

(10) Reflects the shares of Common Stock issuable upon exercise of Options granted under 2021 Equity Incentive Plan.

(11) Michael Zacharski is Chief Executive Officer and a director of the Company.

(12) Consists of 27,010 shares of Common Stock and 67,525 shares of Common Stock issuable upon exercise of Options granted under 2021 Equity Incentive Plan.

(13) Consists of 370,037 shares of Common Stock and 531,915 shares of restricted stock granted to Mr. Chang as a bonus related to the Business Combination in connection with that certain Employment Agreement, dated March 14, 2024, as amended by that certain First Amendment to the Employment Agreement, dated April 22, 2024. Mr. Chang is Global President of the Company.

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PLAN OF DISTRIBUTION

The shares covered by this Reoffer Prospectus are being registered by us for the account of the Selling Stockholders.

The shares offered under this Reoffer Prospectus may be sold from time to time directly by or on behalf of the Selling Stockholders in one or more transactions, on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	on any national securities exchange or quotation service on which our shares may be listed or quoted at the time of the sale;

●	in the over-the-counter market;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

●	settlement of short sales entered into after the effective date of the registration statement of which this reoffer prospectus forms a part;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of the foregoing methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. These brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. This compensation as to a particular broker or dealer may be in excess of customary commissions. The number of shares of Common Stock to be offered or resold by means of the Reoffer Prospectus by the selling stockholders, and any other person with whom any of them is acting in concert for the purpose of selling shares of Common Stock, may not exceed during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

The selling stockholder and any broker-dealer participating in the distribution of our Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder,

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Selling Stockholders may sell shares of Common Stock in compliance with Rule 144, when eligible to do so. There is no assurance that the Selling Stockholders will sell all or a portion of the Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may apply to sales of our Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

LEGAL MATTERS

Haynes and Boone, LLP, Dallas, Texas will issue an opinion regarding the legality of securities offered by this Reoffer Prospectus.

EXPERTS

The audited consolidated financial statements of Brand Engagement Network Inc. (f/k/a DHC Acquisition Corp.) and its subsidiaries as of December 31, 2023 and December 31, 2022 have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their reports thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements of Brand Engagement Network Inc. (f/k/a Blockchain Exchange Network, Inc) and its subsidiaries as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, have been audited by L J Soldinger Associates, LLC, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated by reference into this Registration Statement:

(a) The prospectus dated April 25, 2024, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, originally filed with the Commission on April 12, 2024, as amended.

(b) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 1, 2024;

(c) The Company’s Current Reports on Form 8-K filed on April 18, 2024 and April 26, 2024; and

(d) The description of the Company’s securities, which is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed on April 1, 2024, including any amendments or supplements thereto.

All documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that the Company has sold all of the securities offered under this Registration Statement or deregisters the distribution of all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Company files such report or document; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed herein to be incorporated shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s certificate of incorporation (the “Charter”) and bylaws (the “Bylaws”) require it to indemnify any director, officer, employee or agent of the Company who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of, or in any other capacity for, another corporation, partnership, joint venture, limited liability company, trust, or other enterprise, to the fullest extent permitted under Delaware law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

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We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in its Charter and Bylaws. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

The limitation of liability and indemnification provisions in these indemnification agreements and our Charter and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in the Company’s securities may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Certificate of Incorporation of Brand Engagement Network Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

4.2	Bylaws of Brand Engagement Network Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

4.3	Brand Engagement Network 2024 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

4.4	Brand Engagement Network 2024 Long-Term Incentive Plan – Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

4.5	Brand Engagement Network 2024 Long-Term Incentive Plan – Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

4.6	Brand Engagement Network 2024 Long-Term Incentive Plan – Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

4.7	Brand Engagement Network 2024 Long-Term Incentive Plan – Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

4.8	Blockchain Exchange Network, Inc. 2021 Incentive Stock Option Plan.

4.9	Form of Stock Option Agreement Under the Blockchain Exchange Network, Inc. 2021 Incentive Stock Option Plan.

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4.10	Employment Agreement by and between Brand Engagement Network Inc. and Paul Chang (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K (File No. 001-40130) filed with the Securities and Exchange Commission on March 20, 2024).

4.11	First Amendment to Employment Agreement, by and between Brand Engagement Network Inc. and Paul Chang, dated April 22, 2024.

5.1	Opinion of Haynes and Boone, LLP.

23.1	Consent of L.J. Soldinger and Associates, independent registered accounting firm for the Company.

23.2	Consent of WithumSmith+Brown, PC, independent registered accounting firm for the Company.

23.3	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

107.1	Filing Fee Table (filed herewith).

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (ii), (iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, Wyoming, on the 13th day of May, 2024.

BRAND ENGAGEMENT NETWORK INC.

By:	/s/ Michael Zacharski
Name:	Michael Zacharski
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Zacharski
Michael Zacharski	Chief Executive Officer (Principal Executive Officer)	May 13, 2024

/s/ Bill Williams
Bill Williams	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2024

/s/ Jon Leibowitz
Jon Leibowitz	Director	May 13, 2024

/s/ Janine Grasso
Janine Grasso	Director	May 13, 2024

Tyler J. Luck	Director	May 13, 2024

/s/ Christopher Gaertner
Christopher Gaertner	Director	May 13, 2024

/s/ Bernard Puckett
Bernard Puckett	Director	May 13, 2024

/s/ Thomas Morgan Jr.
Thomas Morgan Jr.	Director	May 13, 2024

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